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                                                                     EXHIBIT 4.3


                             SECOND AMENDMENT TO THE
             ICO PETROCHEMICALS DIVISION SAVINGS AND INVESTMENT PLAN


ICO Worldwide, Inc. (the "Employer") having heretofore adopted the ICO Petrochemicals Division Savings and Investment Plan, a prototype plan document consisting of the Plan Agreement #001 and the Putnam Basic Plan Document #07 (the "Plan") effective as of April 3, 2000, pursuant to the power reserved to the Employer in Section 17.1 of the Plan, hereby amends the Plan Agreement as set forth below.

1. Subsection C.(8) of Section 3., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "(8) Entry Dates. Each employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):

                  [ ]      (a)      The first day of the month in which he
                                    fulfills the requirements.

                  [X]      (b)      The first of the following dates occurring
                                    after he fulfills the requirements (check one):

                                    [X] (i)   The first day of the month
                                              following the date he fulfills the
                                              requirements (monthly).

                                    [ ] (ii)  The first day of the first,
                                              fourth, seventh and tenth months
                                              in a Plan Year (quarterly).

                                    [ ] (iii) The first day of the first month
                                              and the seventh month in a Plan
                                              Year (semiannually).

                  [ ]      (c)      Other: ____  (May be no later than (i) the
                                    first day of the Plan Year after which he fulfills the requirements, and (ii) the date six months after the date on which he fulfills the requirements, which ever occurs first.)"

2. Subsection A.(3) of Section 4., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "(3) A Participant may begin to make Elective Deferrals, or change the amount of his Elective Deferrals, as of the following dates (check one):

                  [X]      (a)      First business day of each month (monthly).

                  [ ]      (b)      First business day of the first, fourth,
                                    seventh and tenth months of the Plan Year, (quarterly).

                  [ ]      (c)      First business day of the first and seventh
                                    months of the Plan Year (semiannually).

                  [ ]      (d)      First business day of the Plan Year only
                                    (annually).

                  [ ]      (e)      Other: ____"


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3.       Subsection B.(2) of Section 4., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "(2) Qualified Participant. In order to receive an allocation of Employer Matching Contributions for a Plan Year, an Employee must be a Qualified Participant for that purpose. Select below either (a) alone, or any combination of (b), (c) and (d).

                  [ ]      (a)      To be a Qualified Participant eligible to
                                    receive Employer Matching Contributions for a Plan Year, an Employee must (check (i) or
                                    (ii)):

                                    [ ] (i)   Either be employed on the last day
                                              of the Plan Year, complete more
                                              than 500 Hours of Service in the
                                              Plan Year, or retire, die or
                                              become disabled in the Plan Year.

                                    [ ] (ii)  Either be employed on the last day
                                              of the Plan Year or complete more
                                              than 500 Hours of Service in the
                                              Plan Year.

                  Stop here if you checked (a). If you did not check (a), check
                  (b), (c) or (d), or any combination of (b), (c) and (d).

                  To be a Qualified Participant eligible to receive Employer Matching Contributions for a Plan Year, an Employee must:

                  [X]      (b)      Be credited with 1 (choose 1, 501 or 1,000)
                                    Hours of Service in the Plan Year.

                  [ ]      (c)      Be an Employee on the last day of the Plan
                                    Year.

                  [X]      (d)      Retire, die or become disabled during the
                                    Plan Year."

4. Subsection B. of Section 10., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "B. Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant, for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan with respect to the following contributions made to the Plan. (Check all applicable options.)

                  [ ]      (1)      The Employer will make all investment
                                    decisions with respect to all employee
                                    contributions, including Elective Deferrals,
                                    Participant Contributions, Deductible
                                    Employee Contributions and Rollover
                                    Contributions.

                  [ ]      (2)      The Employer will make all investment
                                    decisions with respect to all Employer
                                    contributions, including Profit Sharing
                                    Contributions, Employer Matching
                                    Contributions, Qualified Matching
                                    Contributions and Qualified Nonelective
                                    Contributions.

                  [ ]      (3)      The Employer will wake investment decisions
                                    with respect to Employer Matching
                                    Contributions and Qualified Matching
                                    Contributions.

                  [ ]      (4)      The Employer will make investment decisions
                                    with respect to Qualified Nonelective
                                    Contributions.


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                  [ ]      (5)      The Employer will make investment decisions
                                    with respect to Profit Sharing
                                    Contributions.

                  [ ]      (6)      Other (Describe. An Employer may elect to
                                    make investment decisions with respect to a specified portion of a specific type of contribution to the Plan.):


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5.       In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS, WHEREOF, the Employer has caused the Second Amendment to the Plan to be duly executed in its name and behalf and its corporate seal to be affixed as of the date signed below.


ICO WORLDWIDE, INC.                          PUTNAM FIDUCIARY TRUST COMPANY

By: /s/ STEPHEN E. VANBUREN                  By: /s/ KATHLEEN JOYCE
    ----------------------------------           -------------------------------

Print Name: Stephen E. VanBuren              Print Name: Kathleen Joyce
            --------------------------                   -----------------------

Title: Plan Administrator                    Title: Vice President
       -------------------------------              ----------------------------

Date: 12-12-01                               Date: 12-20-01
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